                                                                     EXHIBIT 1.1



 ______________________________________________________________________________
 ______________________________________________________________________________



                           [      ] RE HOLDINGS LTD.

                            (a Bermuda corporation)


                             [     ] Common Shares



                            U.S. PURCHASE AGREEMENT
                            -----------------------



Dated: [    ], 1999



______________________________________________________________________________
______________________________________________________________________________

                               TABLE OF CONTENTS

                                                                              PAGE

SECTION 1.  Representations and Warranties....................................  4
     (a)  Representations and Warranties by the Company.......................  4
          (i)       Compliance with Registration Requirements.................  4
          (ii)      Strategic Securities......................................  5
          (iii)     Independent Accountants...................................  5
          (iv)      Financial Statements......................................  5
          (v)       No Material Adverse Change in Business....................  5
          (vi)      Good Standing of the Company..............................  6
          (vii)     Good Standing of  the Subsidiary..........................  6
          (viii)    Capitalization............................................  6
          (ix)      Absence of Outstanding Securities and Obligations.........  7
          (x)       Authorization of Agreement................................  7
          (xi)      Authorization and Description of Securities...............  7
          (xii)     Absence of Defaults and Conflicts.........................  7
          (xiii)    Absence of Proceedings....................................  8
          (xiv)     Accuracy of Exhibits......................................  8
          (xv)      Absence of Further Requirements...........................  8
          (xvi)     Possession of Licenses and Permits........................  9
          (xvii)    Title to Property.........................................  9
          (xviii)   Investment Company Act....................................  9
          (xix)     Registration Rights.......................................  9
          (xx)      Consents and Approvals.................................... 10
          (xxi)     No Material Loss or Interference.......................... 10
          (xxii)    Absence of Price Stabilization............................ 10
          (xxiii)   No Material Liability or Change in Capital Stock.......... 10
          (xxiv)    Subsidiary Payments and Transfers......................... 11
          (xxv)     Internal Accounting Controls.............................. 11
          (xxvi)    No Distribution of Offering Material...................... 11
          (xxvii)   Forms of Certificate...................................... 11
          (xxviii)  No Currency Exchange Control Laws or Withholding Taxes.... 11
          (xxix)    Subsidiary Registration and Regulatory Compliance......... 11
          (xxx)     Compliance with Insurance Laws............................ 12
          (xxxi)    Not Engaged in Trade or Business in the United States..... 12
          (xxxii)   Absence of Certain Relationships.......................... 12
          (xxxiii)  Absence of Stamp Duty, Excise and Similar Taxes........... 12
          (xxxiv)   Absence of Insurance Law Changes.......................... 12
          (xxxv)    Taxation - Bermuda........................................ 12
          (xxxvi)   Service of Process........................................ 13

          (xxxvii)  Nonresident and Exempt Company Status..................... 13

     (b)  Officer's Certificates.............................................. 13

SECTION 2.  Sale and Delivery to U.S. Underwriters; Closing................... 13
     (a)  Initial U.S. Securities............................................. 13
     (b)  U.S. Option Securities.............................................. 13
     (c)  Payment............................................................. 14
     (d)  Denominations; Registration......................................... 14

SECTION 3.  Covenants of the Company.......................................... 15
     (a)  Compliance with Securities Regulations and Commission Requests...... 15
     (b)  Filing of Amendments................................................ 15
     (c)  Delivery of Registration Statements................................. 15
     (d)  Delivery of Prospectus.............................................. 16
     (e)  Continued Compliance with Securities Laws........................... 16
     (f)  Blue Sky Qualifications............................................. 16
     (g)  Rule 158............................................................ 17
     (h)  Use of Proceeds..................................................... 17
     (i)  Listing............................................................. 17
     (j)  Restriction on Sale of Securities................................... 17
     (k)  Absence of Price Stabilization and Payment for Solicitation......... 18
     (l)  Lock-up Agreements.................................................. 18
     (m)  Rumor, Publication or Event......................................... 18
     (n)  Reliance on Rule 462(b)............................................. 18
     (o)  Reporting Requirements.............................................. 18
     (p)  Compliance with Rule 463............................................ 19

SECTION 4.  Payment of Expenses............................................... 19
     (a)  Expenses............................................................ 19
     (b)  Termination of Agreement............................................ 19

SECTION 5.  Conditions of U.S. Underwriters' Obligations...................... 19
     (a)  Effectiveness of Registration Statement............................. 19
     (b)  Opinion of U.S. Counsel for Company................................. 20
     (c)  Opinion of Bermuda Counsel for Company.............................. 20
     (d)  Opinion of Counsel for U.S. Underwriters............................ 20
     (e)  Officers' Certificate............................................... 20
     (f)  Accountant's Comfort Letter......................................... 21
     (g)  Bring-down Comfort Letter........................................... 21
     (h)  Approval of Listing................................................. 21
     (i)  No Objection........................................................ 21
     (j)  Lock-up Agreements.................................................. 21
     (k)  Conditions to Purchase of Option Securities......................... 21
          (i)      Officers' Certificate...................................... 21

             (ii)     Opinions of Counsel for Company......................... 21
             (iii)    Opinion of Counsel for Underwriters..................... 22
             (iv)     Bring-Down Comfort Letter............................... 22
     (l)  Certificates, Documents and Other Information....................... 22
     (m)  Strategic Investors' Purchase Price................................. 22
     (n)  Initial International Securities.................................... 22
     (o)  Additional Documents................................................ 22
     (p)  Termination of Agreement............................................ 22

SECTION 6.  Indemnification................................................... 23
     (a)  Indemnification of U.S. Underwriters................................ 23
     (b)  Indemnification of Company, Directors and Officers.................. 24
     (c)  Actions against Parties; Notification............................... 24
     (d)  Settlement without Consent if Failure to Reimburse.................. 25

SECTION 7.  Contribution...................................................... 25

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.... 26

SECTION 9.  Termination of Agreement.......................................... 27
     (a)  Termination; General................................................ 27
     (b)  Liabilities......................................................... 27

SECTION 10.  Default by One or More of the U.S. Underwriters.................. 27

SECTION 11.  Notices.......................................................... 28

SECTION 12.  Parties.......................................................... 28

SECTION 13.  GOVERNING LAW AND TIME........................................... 29

SECTION 14.  Effect of Headings............................................... 29

SECTION 15.  Information Supplied by the U.S. Underwriters.................... 29

SECTION 16.  Consent to Jurisdiction and Service of Process................... 29

SECTION 17.  Counterparts..................................................... 29


SCHEDULES
     Schedule A - List of Underwriters................................... Sch A-1
     Schedule B - Pricing Information.................................... Sch B-1
     Schedule C - List of Persons Subject to Lock-up..................... Sch C-1

                                                                           PAGE
                                                                           ----

EXHIBITS
     Exhibit A -  Form of Opinion of Company's United States Counsel......... A-1
     Exhibit B -  Form of Opinion of Company's Bermuda Counsel............... B-1
     Exhibit C -  Form of Lock-up Letter..................................... E-1

                           [      ] RE HOLDINGS LTD.

                            (a Bermuda corporation)

                             [     ] Common Shares

                          (Par Value $1.00 Per Share)

                            U.S. PURCHASE AGREEMENT
                            -----------------------

[    ], 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Chase Securities Inc.
 as U.S. Representatives of the several U.S. Underwriters
C/O   MERRILL LYNCH & CO.
      MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     [        ] Re Holdings Ltd., a Bermuda corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Chase Securities Inc. are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to the issue and sale by the Company and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of common shares, par value $1.00 per share, of the Company ("Common Shares") set forth in said Schedule A, and with respect to the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of [     ] additional Common
Shares to cover over-allotments, if any. The aforesaid [     ] Common Shares
(the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all
or any part of the [     ] Shares subject to the option described in Section
2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities".

     The Company understands that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

     It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement")
providing for the offering by the Company of an aggregate of [     ] Shares (the
"Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International and Chase Securities Inc. are acting as lead managers (the "Lead Managers") of the International Managers and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata
portion of up to [     ] additional Common Shares solely to cover over-
allotments, if any (the "International Option Securities" and, collectively with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are collectively referred to herein as the "International Securities". It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

     The U.S. Underwriters and the International Managers are collectively referred to herein as the "Underwriters", the Initial U.S. Securities and the Initial International Securities are collectively referred to herein as the "Initial Securities", and the U.S. Securities and the International Securities are collectively referred to herein as the "Securities".

     The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Chase Securities Inc. (in such capacity, the "Global Coordinators").

     It is understood that the Company has agreed, concurrently with the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement and the International Purchase Agreement, to issue
and sell directly to [        ], [         ] and [       ] (collectively, the
"Strategic Investors") an aggregate of [            ] Common Shares (the
"Strategic Securities") and warrants to purchase an aggregate of [            ]
Common Shares (the "Warrants") and to offer directly to certain of its directors
and officers (the "Affiliated Purchasers") an aggregate of [          ] Common
Shares (the "Affiliated Securities" and, collectively with the Strategic Securities, the "Direct Securities") as set forth in the Prospectus (as hereinafter defined) or, if the Prospectus is not in existence, the most recent preliminary prospectus (as hereinafter defined), under the caption "Direct Sales".

     Two forms of prospectus are to be used in connection with the offering and sale of the Securities through the Underwriters: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus").

The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting" and the inclusion in the Form of International Prospectus of a section under the caption "Certain United States Tax Considerations for Non-United States Holders." A third form of prospectus is to be used in connection with the offering and sale of the Affiliated Securities (the "Form of Direct Sales Prospectus"). The Form of Direct Sales Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and except that the section under the caption "Underwriting" in the Form of U.S. Prospectus is replaced by a section under the caption "Plan of Distribution" in the Form of Direct Sales Prospectus.

     The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-1 (No. 333-[    ]) covering the
registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the U.S. Underwriters for use in connection with the offering of the U.S. Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated _____, 1999 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     SECTION   Representations and Warranties.
               ------------------------------

     (a) Representations and Warranties by the Company . The Company represents and warrants to each of the several U.S. Underwriters as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:

         (i) Compliance with Registration Requirements.  Each of the
             -----------------------------------------
     Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

         At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement or Prospectus.

         Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the U.S. Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (ii)  Strategic Securities.  The issuance, offering and sale of the
               --------------------
     Strategic Securities and of the Warrants to the Strategic Investors by the Company, and the issuance of the Common Shares issuable upon exercise of the Warrants, in the manner described in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent preliminary prospectus, were, are and will be exempt from the registration and prospectus delivery requirements of the Act and any similar requirements under any applicable securities, blue sky or insurance laws of any applicable jurisdiction, subject to the accuracy of the representations made by the purchasers thereof. Neither the Company nor any "affiliate" of the Company within the meaning of Rule 501(b) under the Act or any person acting on behalf of the Company or any such affiliate, directly or indirectly, (i) has made or will make offers or sales of, or solicitations of offers to buy, the Strategic Securities or the Warrants (or any securities of the same or similar respective classes) to any prospective purchaser under circumstances that would require registration of the Strategic Securities or the Warrants or (ii) has engaged in any form of "general solicitation" or" general advertising" within the meaning of Rule 502(c) under the Act with respect to the Strategic Securities or the Warrants.

         (iii)  Independent Accountants.  The accountants who certified the
                -----------------------
     financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (iv)  Financial Statements.  The financial statements included in the
               --------------------
     Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiary at the dates indicated and the shareholders' equity for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with U.S. GAAP the information required to be stated therein. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (v) No Material Adverse Change in Business. Since the respective
             --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiary considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or its subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiary considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (vi) Good Standing of the Company.  The Company has been duly
              ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of Bermuda and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (vii)  Good Standing of  the Subsidiary. [          ] Re, Ltd., a
                --------------------------------
     Bermuda corporation (the "Subsidiary"), has been duly organized and is validly existing as a corporation in good standing under the laws of Bermuda, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock the Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of the Subsidiary. The Company has no subsidiaries other than the Subsidiary.

         (viii)  Capitalization.  The authorized, issued and outstanding capital
                 --------------
     stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Initial Securities and the Option Securities have been duly authorized and at the Closing Time or the related Option Closing Time (as the case may be), after payment therefor in accordance herewith and with the International Purchase Agreement, will be validly issued, fully paid and nonassessable. The Strategic Securities and the Affiliated Securities have been duly authorized and, after payment therefor in accordance with the separate securities purchase agreements entered or anticipated to be entered into by the Company with (i) each of the Strategic Investors or
     (ii) each of the Affiliated Purchasers (such securities purchase agreements, the "Direct Agreements"), will be validly issued, fully paid and nonassessable. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities or Direct Securities, and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this agreement.

         (ix)  Absence of Outstanding Securities and Obligations.   Except as
               -------------------------------------------------
     disclosed in the Prospectus or, if the Prospectus is not in existence, the most recent preliminary prospectus, there are no outstanding (A) securities or obligations of the Company or its Subsidiary convertible into or exchangeable for any capital stock of the Company or its Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or its Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or its Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

         (x) Authorization of Agreement.  This Agreement and the International
             --------------------------
     Purchase Agreement have been duly authorized, executed and delivered by the Company.

         (xi) Authorization and Description of Securities.  The U.S.
              -------------------------------------------
     Securities have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the U.S. Securities will be subject to personal liability by reason of being such a holder; and the issuance of the U.S. Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

         (xii)  Absence of Defaults and Conflicts.  Neither the Company nor its
                ---------------------------------
     Subsidiary is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or its Subsidiary is a party or by which it or its Subsidiary may be bound, or to which any of the property or assets of the Company or its Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the International Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or its Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or its Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its Subsidiary.

         (xiii)  Absence of Proceedings.  There is no action, suit, proceeding,
                 ----------------------
     inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or its Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or its Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

         (xiv) Accuracy of Exhibits.  There are no contracts or documents
               --------------------
     which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

         (xv)  Absence of Further Requirements.  No filing with, or
               -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or under the International Purchase Agreement, in connection with the offering, issuance or sale of the Securities hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

         (xvi)  Possession of Licenses and Permits.  The Company and its
                ----------------------------------
     Subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Bermuda, U.S. federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor its Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

         (xvii)  Title to Property.  The Company and its Subsidiary have good
                 -----------------
     and marketable title to all real property owned by the Company and its Subsidiary and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiary; and all of the leases and subleases material to the business of the Company and its Subsidiary, considered as one enterprise, and under which the Company or its Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor its Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

         (xviii)  Investment Company Act.  The Company is not, and upon the
                  ----------------------
     issuance and sale of the Securities as contemplated herein and in the International Purchase Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         (xix)  Registration Rights.  There are no persons with registration
                -------------------
     rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

         (xx)  Consents and Approvals.  The issuance, offering and sale of the
               ----------------------
     Securities to the Underwriters by the Company pursuant to this Agreement and the International Purchase Agreement and of the Direct Securities to the Strategic Investors and the Affiliated Purchasers by the Company pursuant to the Direct Agreements and the issuance of Common Shares issuable upon the exercise of the Warrants, the compliance by the Company with the other provisions of this Agreement, the International Purchase Agreement, the Direct Agreements, the Warrants and the consummation of the other transactions herein and therein contemplated do not require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws and, if the registration statement filed with respect to the Securities (as amended) is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement and the International Purchase Agreement) under the Act.

         (xxi)  No Material Loss or Interference.  Subsequent to the
                --------------------------------
     respective dates as of which information is given in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent preliminary prospectus, neither the Company nor its Subsidiary has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, except in each case as described in or contemplated by the Prospectus or, if the Prospectus is not in existence, the most recent preliminary prospectus.

         (xxii)  Absence of Price Stabilization.  The Company has not,
                 ------------------------------
     directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, except as contemplated by this Agreement and the International Purchase Agreement.

         (xxiii)  No Material Liability or Change in Capital Stock.
                  ------------------------------------------------
     Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent preliminary prospectus, (1) neither the Company nor its Subsidiary has incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or its Subsidiary, except in each case as described in or contemplated by the Prospectus or, if the Prospectus is not in existence, the most recent preliminary prospectus.

         (xxiv)   Subsidiary Payments and Transfers.  The Subsidiary is not
                  ---------------------------------
     currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as described in or contemplated by the Prospectus or, if the Prospectus is not in existence, the most recent preliminary prospectus.

         (xxv)    Internal Accounting Controls.  The Company and its Subsidiary
                  ----------------------------
     maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (xxvi)   No Distribution of Offering Material.  The Company has not
                  ------------------------------------
     distributed and, prior to the later of (i) the Closing Time or the Option Closing Time and (ii) the completion of the distribution of the U.S. Securities, will not distribute any offering material in connection with the offering and sale of the U.S. Securities other than the Registration Statement or any amendment thereto, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

         (xxvii)   Forms of Certificate.  The forms of certificate for the
                   --------------------
     Securities conform to the requirements of The Companies Act 1981 of Bermuda and the Nasdaq Stock Market's National Market (the "Nasdaq National Market"), and the Securities have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

         (xxviii)   No Currency Exchange Control Laws or Withholding Taxes.  No
                    ------------------------------------------------------
     currency exchange control laws or withholding taxes of Bermuda or elsewhere apply to the payment of dividends (i) on the Securities by the Company or
     (ii) by the Subsidiary to the Company, except in each case as described in or contemplated by the Prospectus or, if the Prospectus is not in existence, the most recent preliminary prospectus.

         (xxix)   Subsidiary Registration and Regulatory Compliance.  The
                  -------------------------------------------------
     Subsidiary has been duly registered by the Bermuda Minister of Finance as a Class 3 insurer under the Insurance Act 1978 of Bermuda (the "Insurance Act") and is in compliance with the requirements of the Insurance Act and any applicable rules and regulations thereunder and has filed all statutory financial returns, reports, documents and other information required to be filed thereunder, except where the failure to comply or to file would not reasonably be expected to have a Material Adverse Effect. The Company is a holding company and is not subject to Bermuda insurance regulations. The Company and its Subsidiary are in compliance with all other insurance laws and regulations of the jurisdictions that apply to them, including laws that relate to companies that control insurance companies, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiary has received any notification from any insurance authority, commission or other insurance regulatory body in Bermuda or elsewhere to the effect that the Subsidiary is not in compliance with any insurance law or regulation.

         (xxx)   Compliance with Insurance Laws.  Neither the Company nor its
                 ------------------------------
     Subsidiary is required to be licensed or admitted as an insurer or an insurance holding company, as applicable, in, or to otherwise comply with the insurance laws and regulations of, any jurisdiction other than Bermuda in order to conduct their respective businesses as described in the Prospectus or, if the Prospectus is not in existence, the most recent preliminary prospectus.

         (xxxi)   Not Engaged in Trade or Business in the United States.  The
                  -----------------------------------------------------
     Company and its Subsidiary are not, and will conduct their respective businesses in a manner such that they will not be, engaged in a trade or business in the United States within the meaning of the Internal Revenue Code of 1986, as amended (the "Code").

         (xxxii)   Absence of Certain Relationships.  No relationship, direct or
                   --------------------------------
     indirect, exists between or among the Company or its Subsidiary on the one hand, and the directors, officers, promoters, affiliates or shareholders of the Company or its Subsidiary on the other hand, that is required to be described in the Registration Statement or the Prospectus or, if the Prospectus is not in existence, the most recent preliminary prospectus, which is not so described.

         (xxxiii)   Absence of Stamp Duty, Excise and Similar Taxes.  None of
                    -----------------------------------------------
     the U.S. Underwriters or any subsequent purchasers of the U.S. Securities (other than purchasers resident in Bermuda for Bermuda exchange control purposes) will be subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the U.S. Securities.

         (xxxiv)   Absence of Insurance Law Changes.  To the knowledge of the
                   --------------------------------
     Company and its Subsidiary, no change in any insurance law or regulation is pending that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as described in or contemplated by the Prospectus or, if the Prospectus is not in existence, the most recent preliminary prospectus.

         (xxxv)   Taxation - Bermuda.  Each of the Company and its Subsidiary
                  ------------------
     has received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect set forth in the Prospectus or, if the Prospectus is not in existence, the most recent preliminary prospectus, under the caption "Certain Tax Considerations--Taxation of the Company and its Subsidiaries--Bermuda."

         (xxxvi)   Service of Process.  The Company has duly and irrevocably
                   ------------------
     appointed CT Corporation System, 1633 Broadway, New York, New York as its agent to receive service of process with respect to actions arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the Securities.

         (xxxvii)   Nonresident and Exempt Company Status.  The Bermuda Monetary
                    -------------------------------------
     Authority has designated the Company and its Subsidiary as nonresident for exchange control purposes and has granted permission for the issue and transfer of the Securities. The Company and its Subsidiary are "exempt companies" under Bermuda law and have not (i) acquired and do not hold any land in Bermuda, other than that required for their business and held by way of lease or tenancy for terms of not more than 21 years, without the express authorization of the Bermuda legislature, (ii) taken mortgages on land in Bermuda to secure an amount in excess of $50,000 without the consent of the Bermuda Minister of Finance, (iii) acquired any bonds or debentures secured by any land in Bermuda (other than certain types of Bermuda government securities), or (iv) conducted their businesses in a manner that is prohibited for "exempted companies" under Bermuda law. Neither the Company nor its Subsidiary has received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as nonresident for exchange control purposes, its permission to issue and transfer the Securities, or its status as an "exempted company".

     (b) Officer's Certificates . Any certificate signed by any officer of the Company or its Subsidiary delivered to the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to U.S. Underwriters; Closing.
                -----------------------------------------------

     (a) Initial U.S. Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each of the U.S. Underwriters, severally and not jointly, and each of the U.S. Underwriters, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) U.S. Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional [ ] Common Shares at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire thirty (30) days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the U.S. Representatives to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the U.S. Representatives, but shall not be later than seven (7) full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the U.S. Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial U.S. Securities shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, or at such other place as shall be agreed upon by the U.S. Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the U.S. Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the U.S. Representatives and the Company, on each Date of Delivery as specified in the notice from the U.S. Representatives to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S.

Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3.  Covenants of the Company.  The Company covenants with each of
                 ------------------------
the U.S. Underwriters as follows:

                (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the U.S. Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) Filing of Amendments. The Company will give the U.S. Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the U.S. Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the U.S. Representatives or counsel for the U.S. Underwriters shall object.

        (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d) Delivery of Prospectus. The Company has delivered to each of the U.S. Underwriters, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to each of the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectus and the international prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the U.S. Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

        (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the U.S. Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the U.S. Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the U.S. Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

        (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds". The Company and its Subsidiary will comply with their respective operating, investment and underwriting guidelines, as each are in effect from time to time.

        (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

        (j) Restriction on Sale of Securities. During a period of one year from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, on behalf of the U.S. Underwriters, and in the case of the Strategic Investors, both Merrill Lynch, on behalf of the U.S. Underwriters, and the Company, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any other securities convertible into or exercisable or exchangeable for any Common Shares or other capital stock of the Company or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder and under the International Purchase Agreement, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to the [ ] Re 1998 Long Term Incentive Plan or (D) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan. The Company will not accelerate the exercisability of the registration rights granted to the Strategic Investors and will not file any registration statement on Form S-8 with respect to, or otherwise register for resale with the Commission, the Strategic Securities or the Common Shares underlying any stock options or warrants, including, without limitation, the Warrants, issued by the Company for a period of one year from the date hereof, in each case, without the prior written consent of Merrill Lynch, on behalf of the U.S. Underwriters.

        (k) Absence of Price Stabilization and Payment for Solicitation. The Company will not, directly or indirectly, (i) take any action designed to cause or to result in, or which would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) (A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company, except as contemplated by this Agreement and the International Purchase Agreement.

        (l) Lock-up Agreements. The Company will obtain the agreements described in Section 5(j) hereof prior to the Closing Time.

        (m) Rumor, Publication or Event. If at any time during the 25-day period after the Registration Statement becomes effective or the period prior to the Option Closing Time, any rumor, publication or event relating to or affecting the Company or its Subsidiary shall occur as a result of which in your reasonable opinion the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

        (n) Reliance on Rule 462(b). If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of (i) 10:00 P.M., Eastern time, on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

        (o) Reporting Requirements. The Company, during the period when each Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

        (p) Compliance with Rule 463. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

        SECTION 4.  Payment of Expenses.  Expenses.  The Company will pay all
                    -------------------
costs and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the International Purchase Agreement and any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under state or foreign insurance or securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto,
(vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market.

        (b) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

        SECTION 5.  Conditions of U.S. Underwriters' Obligations.  The
                    --------------------------------------------
obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or its Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

        (b) Opinion of U.S. Counsel for Company. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Mayer, Brown & Platt, United States counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

        (c) Opinion of Bermuda Counsel for Company. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of the Closing Time, of Conyers Dill & Pearman, Bermuda counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

        (d) Opinion of Counsel for U.S. Underwriters. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Simpson Thacher & Bartlett, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters with respect to the matters set forth in clauses ____________ of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

        (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the chief executive officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to

     Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

        (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the U.S. Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (g) Bring-down Comfort Letter. At Closing Time, the U.S. Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

        (h) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

        (i) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (j) Lock-up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

        (k) Conditions to Purchase of Option Securities. In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or its Subsidiary shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

                (i) Officers' Certificate.  A certificate, dated such Date of
                    ---------------------
        Delivery, of the chief executive officer of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                (ii) Opinions of Counsel for Company.  The favorable opinion
                     -------------------------------
        of Mayer, Brown & Platt, United States counsel for the Company, together with the favorable opinion of Conyers, Dill & Pearman, Bermuda counsel for the Company, each in form and substance satisfactory to counsel for the U.S. Underwriters, each dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b) and 5(c) hereof.

                (iii)   Opinion of Counsel for Underwriters.  The favorable
                        -----------------------------------
        opinion of Simpson Thacher & Bartlett, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                (iv)    Bring-down Comfort Letter.  A letter from Ernst & Young
                        -------------------------
        LLP, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

        (l) Certificates, Documents and Other Information. On or before the Closing Time, the U.S. Representatives and counsel for the U.S. Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

        (m) Strategic Investors' Purchase Price. The Strategic Investors shall have purchased Common Shares and Warrants pursuant to certain of the Direct Agreements with an aggregate purchase price of at least $[ ] million.

        (n) Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

        (o) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the U.S. Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the U.S. Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

        (p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities, on a Date of Delivery which is after the

    Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant U.S. Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

    SECTION 6.   Indemnification.
                 ---------------

    (a) Indemnification of U.S. Underwriters. The Company and its Subsidiary agree to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

        (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

        (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of jurisdictions where Affiliated Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in any prospectus, supplement or other material distributed in connection with the offer and sale of the Affiliated Securities to the Affiliated Purchasers or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading;

        (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

        (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under
     (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (b) Indemnification of Company, Directors and Officers. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any U.S. preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such U.S. preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the U.S. Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        SECTION 7. Contribution.  If the indemnification provided for in
                   ------------
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand from the offering of the U.S. Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

        The relative fault of the Company on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

        The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 8.  Representations, Warranties and Agreements to Survive
                    -----------------------------------------------------
Delivery. All representations, warranties and agreements contained in this
---------
Agreement or in certificates of officers of the Company or its subsidiary submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the U.S. Securities to the U.S. Underwriters.

        SECTION 9.  Termination of Agreement.
                    ------------------------

        (a) Termination; General. The U.S. Representatives may terminate this Agreement with respect to the Initial U.S. Securities or any U.S. Option Securities, by notice to the Company, at any time at or prior to Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by Federal, New York or Bermuda authorities, or (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the U.S. Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

        (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10.  Default by One or More of the U.S. Underwriters.  If one or
                     -----------------------------------------------
more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the U.S. Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

        (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

        (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the U.S. Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either the U.S. Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

        SECTION 11.  Notices.  All notices and other communications hereunder
                     -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at North Tower, 250 Vesey Street, World Financial Center, New York,
New York 10281-1201, attention of [    ], and Chase Securities Inc., 270 Park
Avenue, New York, New York 10017, attention of [    ]; and notices to the
Company shall be directed to it at Reid Hall, 3 Reid Street, Hamilton HM11
Bermuda, attention of [    ].

        SECTION 12.  Parties.  This Agreement shall each inure to the benefit
                     -------
of and be binding upon the U.S. Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED
                     ----------------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 14.  Effect of Headings.  The Article and Section headings
                     ------------------
herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        SECTION 15.  Information Supplied by the U.S. Underwriters.  The
                     ---------------------------------------------
statements set forth in the last paragraph on the front cover page, the stabilization legend on the inside cover page and under the heading "Underwriting" (to the extent such statements related to the U.S. Underwriters) in any U.S. preliminary prospectus or the U.S. Prospectus constitute the only information furnished by any U.S. Underwriter through the U.S. Representatives to the Company for the purposes of Sections (1(a)), (6) and (7) hereof. The U.S. Underwriters confirm that such statements (to such extent) are correct.

        SECTION 16.  Consent to Jurisdiction and Service of Process.  All
                     ----------------------------------------------
judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, and by execution and delivery of this Agreement, the Company irrevocably accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and irrevocably waives any defense of forum non conveniens and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement. The Company designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019, and such other persons as may hereafter be selected by the Company irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Company to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Company at its address provided in Section (11) hereof; provided, however, that, unless otherwise provided by
                --------  -------
applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by the Company refuses to accept service, the Company hereby agrees that service of process sufficient for personal jurisdiction in any action against the Company in the State of New York may be made by registered or certified mail, return receipt requested, to the Company at its address provided in Section 11 hereof, and the Company hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to service process in any other manner permitted by law or shall limit the right of any U.S. Underwriter to bring proceedings against the Company in the courts of any other jurisdiction.

        SECTION 17.  Counterparts.  This Agreement may be executed in two or
                     ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        [                  ] RE HOLDINGS LTD.


                                        By___________________________________
                                          Name:
                                          Title:


CONFIRMED AND ACCEPTED,
     as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CHASE SECURITIES INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By ______________________________
   Name:
   Title:



For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                          Number of Initial
U.S. Underwriter                                          U.S. Securities to
----------------                                          be Purchased
                                                          ------------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated................................
Chase Securities Inc....................................







                                                          ______________

            Total....................................... [             ]
                                                          ===============


                                    Sch-A-1

                                   SCHEDULE B

                       [              ] RE HOLDINGS LTD.

                              [    ] Common Shares
                          (Par Value $1.00 Per Share)


        1.  The initial public offering price per share for the U.S. Securities,
determined as provided in said Section 2, shall be $[    ].

        2.  The purchase price per share for the U.S. Securities to be paid by
the several U.S. Underwriters shall be $[    ], being an amount equal to the
initial public offering price set forth above less $[    ] per share;
provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.



                                    Sch-B-1

                                   SCHEDULE C

                         [List of persons and entities
                              subject to lock-up]


                                    Sch-C-1

                                   Exhibit A

               FORM OF OPINION OF COMPANY'S UNITED STATES COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


        (i) The Purchase Agreements have been duly authorized, executed and delivered by the Company.

        (ii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus or any Term Sheet pursuant to Rules 434 and 424(b) has been made in the manner and within the time period required by Rules 434 and 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

        (iii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

        (iv) If Rule 434 has been relied upon, the Prospectus was not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

        (v) The form of certificate used to evidence the Common Shares complies with the requirements of the Nasdaq National Market.

        (vi) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or [ ] Re Ltd. is a party, or to which the property of the Company or [ ] Re
Ltd. is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreements or the performance by the Company of its obligations thereunder.

        (vii) The information in the Prospectus under "Description of Capital Stock", "Business--Property", "Business--Regulation", "Business--Legal Proceedings", "Certain Tax Considerations", "Risk Factors--Tax Risks", "Risk Factors--Regulatory Risks" and "Indemnification of Directors and Officers" and in the Registration Statement under Item 14, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects; and the opinion of such firm set forth under "Certain Tax Considerations" is confirmed.

        (viii) To the best of our knowledge, there are no United States federal or state statutes or regulations that are required to be described in the Prospectus that are not described as required.

        (ix) All descriptions in the Registration Statement of contracts and other documents to which the Company or [ ] Re Ltd. is a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

        (x) To the best of our knowledge, neither the Company nor [ ] Re Ltd. is in violation of its charter or by-laws and no default by the Company or [ ] Re Ltd. exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

        (xi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States federal or state court, governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreements, the Direct Agreements or the Warrants or for the offering, issuance or sale of the Securities, the Direct Securities or the Warrants.

        (xii) The execution, delivery and performance of the Purchase Agreements, the Direct Agreements and the Warrants and the consummation of the transactions contemplated therein and in the Registration Statement (including the issuance and sale of the Securities, the Direct Securities and the Warrants and the use of the proceeds from the sale of the Securities, the Direct Securities and the Warrants as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Purchase

Agreements, the Direct Securities and the Warrants do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in
Section 1(a)(ii) of the Purchase Agreements) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the
Company or [     ] Re Ltd. pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or
instrument known to us, to which the Company or [     ] Re Ltd. is a party or by
which it or [     ] Re Ltd. may be bound, or to which any of the property or
assets of the Company or [     ] Re Ltd. is subject (except for such conflicts,
breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any United States federal or state government, government instrumentality or court having jurisdiction over the Company or
[   ] Re Ltd. or any of their respective properties, assets or operations.

        (xiii) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

        (xiv) No registration of the Strategic Securities or the Warrants under the Act is required for the offer and sale of the Strategic Securities or the Warrants to the Strategic Investors by the Company, in the manner described in the Registration Statement and the Prospectus.

        (xv) No authorization of, and no filing with or notice to, any governmental or regulatory authority of the United States federal government, or any self-regulatory organization or any court or other tribunal of the United States federal government, is required by either the Company or [ ] Re Ltd. to own, lease, license and operate its properties or to conduct its business as described in the Prospectus.

        (xvi)   Each of the Company and [     ] Re Ltd. has validly and
irrevocably submitted to the jurisdiction of any federal or state court sitting in the City of New York, has validly and irrevocably waived, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court based on or arising under this Agreement or any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and has validly appointed CT Corporation System as its authorized agent to receive service of process in any such suit, action or proceeding; and the choice of the law of New York as the governing law of this Agreement is a valid and effective choice of law;

        (xvii)  Neither the Company nor [     ] Re Ltd. is, nor will be
transactions contemplated by the Purchase Agreements, the Direct Agreements or
the Warrants cause either the Company or [     ] Re Ltd. to be, subject to
registration as an investment company under the 1940 Act or controlled by an investment company subject to such registration, an investment adviser under the Advisers Act, or a broker-dealer under the Exchange Act; [ ] Re Ltd. is a "foreign insurance company" within the meaning of Rule 3a-6 under the 1940 Act, and the conduct of the respective businesses of the Company and [ ] Re Ltd. as described in or contemplated by the Prospectus will qualify [ ] Re Ltd. as a "foreign insurance company" within the meaning of such Rule; Form F-N has been filed with the Commission, and such Form accurately sets forth all information required to be included therein and complies as to form in all material respects with the applicable requirements of the Act and the 1940 Act and the respective rules and regulations of the Commission thereunder.

        (xviii)  To the best of our knowledge, no relationship, direct or
indirect, exists between or among the Company or [     ] Re Ltd. on the one
hand, and the directors, officers, promoters, affiliates or shareholders of the
Company or [     ] Re Ltd. on the other hand, that is required to be described in the Registration Statement or the Prospectus which is not so described.

        Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        Although there is no dispositive legal authority for our opinion set forth in paragraph (xiv) and indirectly in paragraphs (xi) and (xii), that no registration of the Strategic Securities or the Warrants under the Act is required for the offer and sale by the Company of the Strategic Securities and the Warrants to the Strategic Investors, in the manner described in the Registration Statement and the Prospectus, such opinions are based on our analysis of such judicial decisions and governmental rulings and interpretations as we believe are relevant.

        In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of Bermuda, upon the opinion of Conyers, Dill & Pearman, Bermuda counsel to the Company (which opinion shall be dated and furnished to the U.S. Representatives at the Closing Time, shall be satisfactory in form and substance to counsel for the U.S. Underwriters and shall expressly state that the U.S. Underwriters may rely on such opinion as if it were addressed to them), provided that Mayer, Brown & Platt shall state in their opinion that they believe that they and the U.S. Underwriters are justified in relying upon such opinion, and (B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                   Exhibit B

                  FORM OF OPINION OF COMPANY'S BERMUDA COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

        (i) The Company and [ ] Re Ltd. have been duly incorporated, are validly existing and in good standing (meaning that they have not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make them liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) under the laws of Bermuda.

        (ii) The Company has the necessary corporate power and authority, pursuant to its Memorandum of Association to own and hold the issued shares in [ ] Re Ltd.; [ ] Re Ltd. has the necessary corporate power and authority, pursuant to its Memorandum of Association, to carry on insurance and reinsurance business as described in the Prospectus, was registered as an insurer in terms of the Insurance Act, effective as of ________, 1998, and is authorized to carry on business in that capacity as described in the Prospectus, subject to the provisions of the Insurance Act and the regulations promulgated thereunder and to the conditions set out in Schedule I to the Certificate of Registration, issued by the Bermuda Registrar of Companies to the subsidiaries, dated _______, 1998, a copy of which, together with the said Schedule I, shall be attached to such counsel's opinion.

        (iii) The authorized share capital of [ ] Re Ltd. established under its Memorandum of Association is ____ common shares, par value U.S.$[1.00] per share; based solely on the review of the Register of Members, [ ] Re Ltd. has issued ____ common shares, par value U.S.$[1.00] per share, to the Company and all such shares have been duly authorized and validly issued, are fully paid and nonassessable (which term, when used herein shall mean that no further sums are payable with respect to the holding of shares now or in the future) and are registered in the name of the Company.

        (iv) The authorized share capital of the Company established under its Memorandum of Association is ____ common shares, par value U.S.$1.00 per share; without giving effect to the Issuance of Common Shares contemplated by this Agreement, the Direct Agreements and the Warrants and based solely on the review of the Register of Members, prior to the date hereof the Company has issued 12,000 Common Shares, par value U.S.$1.00 per share, to The Golden Purpose Trust, a Bermuda Trust, and all such Common Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

        (v) The Company has the necessary corporate power and authority to enter into and perform its obligations under the Purchase Agreements, the Direct Agreements and the Warrants and to issue the Securities, the Direct Securities and the Warrants; the execution and delivery of the Purchase Agreements, the Direct Agreements and the Warrants by the Company, and the performance of its obligations thereunder, do not violate, and are not subject to preemptive rights under, the Company's Memorandum of Association or Bye-Laws or any applicable law, regulation, order or decree in Bermuda.

        (vi) The Company has taken all corporate action required to authorize its execution, delivery and performance of the Purchase Agreements, the Direct Agreements and the Warrants; the Purchase Agreements, the Direct Agreements and the Warrants have been duly executed and delivered by or on behalf of the Company and constitute the valid and binding obligations of the Company in accordance with the terms thereof.

        (vii) The Securities and Direct Securities have been duly authorized, and upon payment for the Securities and Direct Securities in accordance with the Purchase Agreements and the Direct Agreements, as applicable, and registration in the Company's Register of Members, the Securities and Direct Securities will be validly issued, fully paid and nonassessable; upon issuance and payment for the Common Shares issued pursuant to the Warrants, such Common Shares will be validly issued, fully paid and nonassessable. The holders of Common Shares are not entitled to any pre-emptive or other rights to subscribe for shares in the capital of the Company under the Memorandum of Association or the Bye-Laws of the Company, the Purchase Agreements, the Direct Agreements or the Warrants or any applicable law, regulation, order or decree in Bermuda.

        (viii) No order, consent, approval, license, authorization or validation of or exemption by any government or public body or authority of Bermuda or any subdivision thereof is required to authorize or is required in connection with the execution, delivery, performance and enforcement of the Purchase Agreements, the Direct Agreements or the Warrants, except such as have been duly obtained in accordance with Bermuda law.

        (ix) It is not necessary or desirable to ensure the enforceability in Bermuda of the Purchase Agreements, the Direct Agreements or the Warrants that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.

        (x) There are no Bermuda stamp, transfer or similar taxes payable in respect of the issuance and delivery of the Securities, the Direct Securities or Warrants to the Underwriters, the Strategic Investors or the Affiliated Purchasers (assuming that each such Underwriter, Strategic Investor or Affiliated Purchaser is not resident in Bermuda for exchange control purposes) pursuant to the Purchase Agreements, the Direct Agreements and the Warrants, as the case may be; the Purchase Agreements, the Direct Agreements and the Warrants will not be subject to ad valorem stamp duty in Bermuda, and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda Government authority is payable in connection with the execution, delivery, filing, registration or performance of the Purchase Agreements, the Direct Agreements and the Warrants.

        (xi) No currency exchange control laws or withholding taxes of Bermuda or elsewhere apply to the payment of dividends (a) on the Securities by the Company or (b) by [ ] Re Ltd. to the Company, except in each case as described in or contemplated by the Prospectus; and [ ] Re Ltd. is not currently prohibited by any Bermuda law or governmental authority, directly or indirectly, from paying any dividends to the Company, from making any other distributions on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as described or contemplated in the Prospectus.

        (xii) There is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by the Company or [ ] Re Ltd. or by any Underwriter, Strategic Investor or Affiliated Purchaser, except where such Underwriter, Strategic Investor or Affiliated Purchaser is ordinarily resident in Bermuda for exchange control purposes; each of the Company and [ ] Re Ltd. has received, pursuant to the Exempted Undertakings Tax Protection Act, 1966, an assurance from the Minister of Finance of Bermuda that, in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, such tax shall not be applicable to it or to any of its operations or the shares, debentures or other obligations of it except insofar as such tax applies to persons ordinarily resident in Bermuda holding such shares, debentures or other obligations of it or any land leased or let to it, which assurance shall be in effect and apply to it until [ ].

        (xiii) Based solely on a search of the Register of Charges, maintained by the Registrar of Companies pursuant to Section 55 of the Companies Act 1981, conducted at _____ on ________, 1999, there are no registered charges registered against the Company or [ ] Re Ltd..

        (xiv) Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at ______ on _______, 1999, there are no judgments, nor legal or governmental proceedings pending in Bermuda to which the Company or [ ] Re Ltd. is a party.

        (xv) None of the Underwriters, Strategic Investors and Affiliated Purchasers will be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and enforcement of the Purchase Agreements, the Direct Agreements and the Warrants.

        (xvi) Each of the Underwriters, Strategic Investors and Affiliated Purchasers has standing to bring an action or proceedings before the appropriate courts in Bermuda for the enforcement of the Purchase Agreements, the Direct Agreements and the Warrants, as applicable; it is not necessary or advisable in order for any such Underwriter, Strategic Investor or Affiliated Purchaser to enforce its rights under any such documents, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in Bermuda.

        (xvii) The statements set forth under the heading "Description of Capital Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock of the Company and the Warrants provide a fair summary of such provisions, and the statements set forth under the headings "Enforcement of Civil Liabilities Under United States Federal Securities Laws", "Risk Factors - Dependence on Key Personnel", "Risk Factors - Regulatory Risks", "Risk Factors - Bermuda Taxes", "Risk Factors - Limitations on Transfers", "Risk Factors - Holding Company Structure", "Risk Factors - Foreign Corporation, Service of Process and Enforcement of Judgments", "Management's Discussion and Analysis of Financial Condition and Plan of Operations - Taxation", "Business - Regulation", "Description of Capital Stock", "Certain Tax Considerations - Taxation the Company and Its Subsidiary - Bermuda" and "Certain Tax Considerations - Taxation of Shareholders - Bermuda Taxation" in the Prospectus, insofar as such statements constitute a summary of provisions of Bermuda law or the Company's Memorandum of Association and Bye-Laws, provide a fair summary of such legal matters or the Memorandum of Association and Bye-Laws.

        (xviii)  Each of the Company and [    ] Re Ltd. has validly and
irrevocably submitted to the nonexclusive jurisdiction of any federal or state court sitting in the City of New York, has validly and irrevocably waived, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court based on or arising under this Agreement or any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and has validly appointed CT Corporation System as its authorized agent to receive service of process in any such suit, action or proceeding; and the choice of the law of New York as the governing law of this Agreement is a valid and effective choice of law.

        (xix) The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in any federal or state court sitting in the State of New York against the Company based upon the Purchase Agreements, the Direct Agreements or the Warrants under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) the due compliance with the correct procedures under the laws of Bermuda.

        (xx) Pursuant to section 16 of the Companies Act 1981, the Bye-Laws of the Company and [ ] Re Ltd. have been duly adopted by the directors and the members of the Company and [ ] Re Ltd. and bind the Company and [ ] Re Ltd. and the members thereof to the same extent as if the Bye-Laws had been signed and sealed by each said member, and contained covenants on the part of each member to observe all of the provisions of the Bye-Laws.

        (xxi) The Company and [ ] Re Ltd. have been designated as non-resident for the purposes of the Exchange Control Act, 1972 and as such are free to acquire, hold and sell foreign currency and securities. No currency exchange control laws or withholding taxes of Bermuda apply to the payment of dividends
(a) on the Common Shares by the Company or (b) by [ ] Re Ltd. to the Company, except in each case as described in or contemplated by the Prospectus; and [ ] Re Ltd. is not currently prohibited by any Bermuda law or governmental authority, directly or indirectly, from paying any dividends to the Company, from making any other distributions on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as summarized in the Prospectus.

        (xxii) The choice of the Foreign Laws to govern the Purchase Agreements, the Direct Agreements and the Warrants is a valid choice of law and the submission therein by the Company to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company and [ ] Re Ltd.

        In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem proper, on certificates of responsible officers of the Company and public officials.

        References to the Registration Statement and the Prospectus in this opinion shall include any amendment or supplement thereto at the date of such opinion.

        In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of the United States, upon the opinion of Mayer, Brown & Platt, United States counsel to the Company (which opinion shall be dated and furnished to the U.S. Representatives at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them), provided that Conyers, Dill & Pearman shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinion, and (B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                   Exhibit C

   FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER SHAREHOLDERS PURSUANT TO
                                  SECTION 5(l)

                                  [    ], 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated,
Chase Securities Inc.
   as Representatives of the several U.S.
   Underwriters to be named in the
   within-mentioned Purchase Agreement
C/O  MERRILL LYNCH & CO.
   MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED
North Tower
World Financial Center
New York, New York  10281-1209

   Re:   Proposed Public Offering by [     ] Re Holdings Ltd.
         ----------------------------------------------------

Dear Sirs:

  The undersigned, a shareholder [and an officer and/or director] of [     ] Re
Holdings Ltd., a Bermuda corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Chase Securities Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common shares, par value $[1.00] per share (the "Common Shares"). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of one (1) year from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, and in the case of the Strategic Investors, both Merrill Lynch, on behalf of the U.S. Underwriters, and the Company, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any


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

Common Shares or other capital stock of the Company or any other securities convertible into or exercisable or exchangeable for any Common Shares or other capital stock of the Company or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause
(i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.

                                    Very truly yours,



                                    Signature:_______________________________
                                                          Print
                                    Name:____________________________________






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